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                                                              EXHIBIT 23.5


                               [LETTERHEAD OF KPMG]


Independent Auditors' Consent and Report on Schedule

TO THE BOARD OF DIRECTORS OF AIRPLANES LIMITED
AND THE CONTROLLING TRUSTEES OF AIRPLANES US TRUST

     Under date of June 26, 1997, we reported on the balance sheets of Airplanes Limited and Airplanes US Trust as of March 31, 1996 and 1997, and the related statements of operations, changes in shareholders' deficit/net liabilities and cash flows for each of the years in the three year period ended March 31, 1997, which are included in this Registration Statement on Form S-1. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule in this Registration Statement on Form S-1. This financial statement schedule is the responsibility of the entities' management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

     In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

     We consent to the use of our reports included herein and to references to our firm under the headings "Summary Combined Financial Data", "Selected Financial Data" and "Experts" in the Registration Statement.






                                          [Signature KPMG]

                                           KPMG
                                           Chartered Accountants




Dublin, Ireland

February 18, 1998